Exhibit 31.2
Provectus Pharmaceuticals, Inc.
Certification Pursuant to Rule 13a-14(a) Section 302 Certification

I, Peter R. Culpepper, the Chief Financial Officer of Provectus Pharmaceuticals, Inc., certify that:

1.       I have reviewed this quarterly report on Form 10-Q of Provectus Pharmaceuticals, Inc.;

2.       Based on my knowledge, this quarterly report does not contain any untrue statement of a material  fact or omit to state a material fact necessary to make the statements  made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.       Based on my  knowledge,  the  financial  statements,  and  other  financial information  included  in  this  report,  fairly  present  in all  material respects the financial  condition,  results of operations and cash flows of the smaller reporting company as of, and for,  the periods  presented in this report;

4.       The  small  business  issuer's  other  certifying   officer(s)  and  I  are responsible  for  establishing  and  maintaining  disclosure  controls  and procedures  (as defined in Exchange Act Rules  13a-15(e) and 15d-15(e)) and internal control over financial  reporting (as defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) for the smaller reporting company and have:

(a).	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the smaller reporting company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b).	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c).	Evaluated the effectiveness of the smaller reporting company's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

(d).	Disclosed in this report any change in the smaller reporting company 's internal control over financial reporting that occurred during the smaller reporting company's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the smaller reporting company's internal control over financial reporting; and

5.      The smaller reporting company's other certifying officers and I have disclosed, based on our most recent  evaluation  of internal  control  over  financial reporting, to the smaller reporting company's auditors and the audit committee of the smaller reporting company 's  board of directors (or persons  performing the equivalent functions):

(a).	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small reporting company's ability to record, process, summarize and report financial information; and

(b).	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small reporting company's internal control over financial reporting.

Date: May 15, 2009	By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer
Chief Operating Officer